Exhbit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MB Financial, Inc.

We consent to the incorporation by reference in this registration statement on Form S-8 relating to registration of shares for the 401(k) Profit Sharing Plan of MB Financial, Inc. of our reports dated February 26, 2007, relating to the consolidated financial statements and internal control over financial reporting, which is included in MB Financial Inc.’s Form 10-K/A filed on March 2, 2007 for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
August 8, 2007